Exhibit 11

                             MONSTERDAATA.COM. INC.

                 STATEMENT RE COMPUTATION OF PER-SHARE EARNINGS

                                                      For the Year         For the Year      For the Nine       For the Nine
                                                         Ended                Ended             Months             Months
                                                      December 31,         December 31,      September 30,      September 30,
                                                          1998                 1997              1999               1998
                                                     ------------------------------------------------------------------------
Average common share outstanding - Basic                 6,024,773           6,024,773          6,762,826           6,024,773

Net effect of dilutive stock options and/or
  warrants - based on the treasury method
  using average market price                                     0             774,859                  0                   0
                                                     ------------------------------------------------------------------------

Average common share outstanding - Diluted               6,024,773           6,799,632          6,762,826           6,024,773
                                                     ========================================================================

(Loss) income from continuing operations               ($1,646,795)           $290,955        ($1,783,009)        ($1,194,862)

Preferred stock dividend                                         0                   0                  0                   0
                                                     ------------------------------------------------------------------------

(Loss) income applicable to common stockholders        ($1,646,795)           $290,955        ($1,783,009)        ($1,194,862)
                                                     ========================================================================